News

GlobalWise Investments Reports

Second Quarter and Six-Month Results

COLUMBUS, OH – (August 14, 2014) – GlobalWise Investments, Inc. (OTCQB: INLX) and its wholly owned subsidiary Intellinetics, Inc., a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (“ECM”) systems in both the public and private sectors, announced financial results for the second quarter and six-month periods ended June 30, 2014.

Second Quarter Results

Total revenues for the three months ended June 30, 2014 were $326,352, as compared with $471,174 for the same period in 2013, a decrease of $144,822, or 31%, primarily attributable to decreases in revenues from the sale of software.

Overall gross margins were 79% and 61% for the three months ended June 30, 2014 and 2013, respectively, an increase of 18%.

Total operating expenses were $574,939 for the three months ended June 30, 2014, as compared with $766,481 for the three months ended June 30, 2013, representing a decrease of $191,542 or 25%. The decrease in operating expenses is primarily due to a reduction in sales and marketing expense.

GlobalWise reported a net loss of $372,714 and $518,897 for the three months ended June 30, 2014 and 2013, respectively, representing a decrease in net loss of $146,183, or 28%.

Six-Month Results

For the six months ended June 30, 2014, the Company’s total revenues were $625,535, as compared with $826,046 for the same period in 2013, a decrease of $200,511 or 24%, primarily attributable to decreases in revenues from the sale of software and professional services. Overall gross margins were 79% and 56% for the six months ended June 30, 2014 and 2013, respectively, an increase of 23%.

Total operating expenses for the six months ended June 30, 2014 and 2013 were $1,166,512 and $1,567,755, respectively, a decrease of $401,243 or 26%. The decrease in operating expenses is primarily due to a reduction in sales and marketing expense and a decrease in administrative expenses from the reduction in personnel.

For the six months ended June 30, 2014 and 2013, the Company reported a net loss of $776,536 and $1,190,694, respectively, representing a decrease of $414,158 or 35%.

Positioning Company for Long-Term Growth and Profitability

Matthew L. Chretien, President and CEO of GlobalWise, stated, “In Q2 of 2014, Intellinetics continued to implement MarketCommand™, which we refer to as IntelliCloud™, our reseller program for print/imaging and IT solutions providers. We have presently have five partners who are actively selling IntelliCloud based solutions.

“Our strategic shift in focus from premise-based, one-time sales to the new low-cost, cloud-based IntelliCloud model does bring a contraction of short-term revenue. In our model, sustained revenue growth is coupled with the increase in active IntelliCloud users, which will generate growing recurring revenue. The overall increase in operating margins reflect this migration to higher margin IntelliCloud based revenue impact,” Chretien concluded.

The following video link below captures the simplicity of IntelliCloud in action. Its power is in the simplicity of messaging and its delivery as a feature of the multi-function devices most businesses already own.

IntelliCloud™ Overview Video: http://www.intellinetics.com/video

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio-based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM based solutions on-demand. The Company’s flagship platform, Intellivue™, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape — virtually anything that can be digitized — in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world. For additional information, please visit: www.Intellinetics.com

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics' intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website www.intellinetics.com or at www.sec.gov .

Contact:

Matthew Chretien, Pres. & CEO

GlobalWise Investments, Inc.

614-388-8909 matt@intellinetics.com

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

ASSETS
	Unaudited
	June 30,	December 31,
	2014	2013
Current assets:
Cash	$381,092	$260,560
Accounts receivable, net	229,603	144,071
Prepaid expenses and other current assets	46,621	39,242
Total current assets	657,316	443,873
Property and equipment, net	43,005	53,226
Other assets	24,767	28,925
Total assets	$725,088	$526,024
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$677,673	$502,646
Deferred revenues	614,990	482,428
Deferred compensation	215,012	-
Notes payable - current	846,000	711,266
Notes payable - related party - current	215,415	-
Total current liabilities	2,569,090	1,696,340
Long-term liabilities:
Deferred compensation	-	215,012
Notes payable - net of current portion	1,611,435	1,114,394
Notes payable - related party	40,000	222,915
Deferred interest expense	78,869	83,942
Other long-term liabilities - related parties	43,423	34,614
Total long-term liabilities	1,773,727	1,670,877
Total liabilities	4,342,817	3,367,217
Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized;
47,362,047 shares issued and outstanding at June 30, 2014 and December 31, 2013	54,363	54,363
Additional paid-in capital	4,912,814	4,912,814
Accumulated deficit	(8,584,906)	(7,808,370)
Total stockholders' deficit	(3,617,729)	(2,841,193)
Total liabilities and stockholders' deficit	$725,088	$526,024

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
		(As Restated)		(As Restated)
Revenues:
Sale of software	$4,496	$160,352	$12,496	$169,012
Software as a service	41,028	34,320	80,470	69,111
Software maintenance services	212,000	213,542	422,522	437,006
Professional services	47,350	45,771	76,774	118,543
Third Party services	21,478	17,189	33,273	32,374

Total revenues	326,352	471,174	625,535	826,046

Cost of revenues:
Sale of software	1,260	123,748	7,704	245,054
Software as a service	6,941	6,893	13,870	13,803
Software maintenance services	31,076	32,374	62,823	60,324
Professional services	10,627	4,685	20,338	6,003
Third Party services	18,631	14,663	27,228	36,665

Total cost of revenues	68,535	182,363	131,963	361,849

Gross profit	257,817	288,811	493,572	464,197

Operating expenses:
General and administrative	443,077	507,469	911,547	1,075,617
Sales and marketing	125,052	252,240	241,225	480,022
Depreciation	6,810	6,772	13,740	12,116

Total operating expenses	574,939	766,481	1,166,512	1,567,755

Loss from operations	(317,122)	(477,670)	(672,940)	(1,103,558)

Other income (expense)
Derivative gain	-	-	-	15,470
Interest expense, net	(55,592)	(41,227)	(103,596)	(102,606)

Total other income (expense)	(55,592)	(41,227)	(103,596)	(87,136)

Net loss	$(372,714)	$(518,897)	$(776,536)	$(1,190,694)

Basic and diluted net loss per share:	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	47,362,047	47,362,047	47,362,047	43,182,708